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                                                                 EXHIBIT 10.18G


                          SECOND AMENDMENT TO LOAN AGREEMENT


          This Second Amendment to Loan Agreement is made as of January 15, 1998, between International Wireless Communications Holdings, Inc., a Delaware corporation (the "BORROWER"), and Toronto Dominion Investments, Inc. ("TDI").

          The Borrower, TDI and certain other Lenders named therein are parties to a Loan Agreement dated as of August 18, 1997, as amended on December 30, 1997 (the "LOAN AGREEMENT"). Each capitalized term which is used and not otherwise defined in this Second Amendment has the meaning which the Loan Agreement assigns to that term.

          The Borrower has informed the Lenders that it anticipates being out of compliance with the covenant set forth in Section 5.01(j) of the Loan Agreement and has requested that the Lenders amend that covenant as set forth in this Second Amendment. TDI (which, by itself, constitutes Requisite Lenders) has agreed to make such amendment.

          Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Section 5.01(j) of the Loan Agreement is hereby amended and restated as follows:

          (j) CASH RESERVE. In the case of Borrower, cause the sum of the aggregate amount of cash on hand, the value of the Cash Equivalents (as such term is defined in the indenture) owned by it and the Unused Commitment Amount at all times to equal or exceed $750,000. Notwithstanding the foregoing in this Section 5.01(j), if Borrower consummates its proposed acquisition of Radio Movil Digital Americas, Inc. ("RMD") and RMD obtains at least $25,000,000 in proposed financing from BT Financial Investment Corporation, then the foregoing minimum cash reserve amount shall increase from $750,000 to $1,000,000.

          2. Except as amended by Section 1 above, the Loan Agreement remains in full force and effect. The Borrower represents and warrants that, after giving effect to the amendment set forth in Section 1 above (if necessary), no Default or Potential Event of Default is in existence as at the date hereof.


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     The Borrower and TDI have caused this Second Amendment to be executed and delivered as of the date first set forth above.

                                        INTERNATIONAL WIRELESS COMMUNICATIONS
                                        HOLDINGS, INC.

                                        By: /S/ DOUGLAS S. SINCLAIR
                                           --------------------------------
                                        Its: EXECUTIVE VICE PRESIDENT AND
                                            -------------------------------
                                             CHIEF FINANCIAL OFFICER

                                        TORONTO DOMINION INVESTMENTS, INC.

                                        By: /s/ MARTHA GARIEPY
                                           --------------------------------
                                        Its: VICE PRESIDENT
                                            -------------------------------